SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                    _________________________


                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OF 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 18, 1995





           TRANSCONTINENTAL GAS PIPE LINE CORPORATION
       (Exact Name of Registrant as Specified in Charter)



 Delaware                1-7584                     74-1079400
(State or Other         (Commission                (IRS Employer
 Jurisdiction of         File Number)               Identification No.)
 Incorporation)


          2800 Post Oak Boulevard, Houston, Texas 77056
       (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code:   (713) 439-2000

Item 4.  Change in Registrant's Certifying Accountant.


     On April 18, 1995, Transco Energy Company ("Transco") notified Arthur Andersen LLP ("Arthur Andersen") that it is replacing Arthur Andersen with Ernst & Young LLP ("Ernst & Young"), the independent public accountants of The Williams Companies, Inc. ("Williams"), for Transco and certain of its subsidiaries, including Transcontinental Gas Pipe Line Corporation (the "Company").

     On December 12, 1994, Transco entered into an Agreement and Plan of Merger, which was amended on February 17, 1995 (the "Merger Agreement"), with Williams and a wholly-owned subsidiary of Williams ("Sub") pursuant to which Williams accepted for payment 24,600,000 shares of common stock of Transco, par value $.50 per share, for $17.50 per share in cash as the first step in acquiring the entire equity interest of Transco. A merger of Transco and Sub will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, and as a result, Transco and the Company will become wholly-owned subsidiaries of Williams on or about May 1, 1995.

     Transco's Audit Committee did not participate in or approve the decision to change independent public accountants. On January 22, 1995, the Williams Audit Committee recommended to the Williams Board of Directors that Ernst & Young be appointed Williams' independent public accountants for 1995, subject to stockholder approval. No action was taken related to Transco or the Company.

     The reports of Arthur Andersen on Transco's consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the two most recent fiscal years and through April 17, 1995, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference in their reports on the financial statements for such years.

     The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements set forth above. A copy of such letter, dated April 19, 1995, is filed as Exhibit 16 to this Form 8-K.

     The Company will engage Ernst & Young as its new independent public accountants as of the effective date of the Merger, expected to be on or about May 1, 1995. Arthur Andersen will continue to audit the Company's benefit plans for approximately two years.

SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                TRANSCONTINENTAL
                                GAS PIPE LINE CORPORATION

                                (Registrant)


                                By:   /s/ Nick A. Bacile
                                   __________________________________
                                     Nick A. Bacile
                                     Vice President and Controller
                                     (Principal Accounting Officer)


Dated:  April 19, 1995

                                                        Exhibit 16



ARTHUR ANDERSEN LLP LETTERHEAD





April 19, 1995



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir:

We have read Item 4 included in the attached Form 8-K dated April 18, 1995 of Transcontinental Gas Pipe Line Corporation filed with the
Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/Arthur Andersen LLP
_______________________
Arthur Andersen LLP


Copy to:Mr. Larry J. Dagley
        Senior Vice President and Chief Financial Officer
        Transco Energy Company